Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Terry L. Hester
Chief Financial Officer
Colony Bankcorp, Inc.
Fitzgerald, GA 31750
(229) 426-6002

Colony Bankcorp, Inc. Announces Second Quarter Dividend

FITZGERALD, GA., June 17, 2004—Colony Bankcorp, Inc. (Nasdaq National Market: CBAN) announced today that its Board of Directors declared a quarterly cash dividend of $0.0775 per share payable July 9, 2004 to shareholders of record June 30, 2004. This represents an increase of 13.97% over the split-adjusted cash dividend paid of $0.068 per share in the second quarter a year ago.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia and has seven banking subsidiaries with twenty-five locations in the Central, South and Coastal Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia. The banking subsidiaries include Colony Bank of Fitzgerald, Colony Bank Ashburn, Colony Bank Wilcox, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast and Colony Bank Quitman, FSB. Total consolidated assets of the company approximate $926 million.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.